Exhibit 10.3
Summary of Change of Control Severance Arrangement between Glu Mobile Inc. and Kal Iyer
Effective as of July 7, 2011
In the event that the employment of Kal Iyer (the “Employee”), the Senior Vice President, Research and Development of Glu Mobile Inc. (the “Company”), is terminated without Cause or as a result of an Involuntary Termination at any time within 12 months after a Change of Control, and the Employee delivers to the Company a signed general release of claims, then he will receive (i) six months of his then-current annual base salary, (ii) 50% of his annual bonus for such calendar year, based on the target potential amount (not the amount actually payable), (iii) an additional 36 months of vesting with respect to each of his then-outstanding and not fully vested equity awards and (iv) up to six months of continuation coverage for him (and any eligible dependents) pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985.
The defined terms used above have the following meanings:
“Cause” means (i) the Employee’s committing of an act of gross negligence, gross misconduct or dishonesty, or other willful act, including misappropriation, embezzlement or fraud, that materially adversely affects the Company or any of the Company’s customers, suppliers or partners, (ii) his personal dishonesty, willful misconduct in the performance of services for the Company, or breach of fiduciary duty involving personal profit, (iii) his being convicted of, or pleading no contest to, any felony or misdemeanor involving fraud, breach of trust or misappropriation or any other act that the Company’s Board reasonably believes in good faith has materially adversely affected, or upon disclosure will materially adversely affect, the Company, including the Company’s public reputation, (iv) any material breach of any agreement with the Company by him that remains uncured for 30 days after written notice by the Company to him, unless that breach is incapable of cure, or any other material unauthorized use or disclosure of the Company’s confidential information or trade secrets involving personal benefit or (v) his failure to follow the lawful directions of the Company’s chief executive officer, in the scope of his employment unless he reasonably believes in good faith that these directions are not lawful and notifies the chief executive officer of the reasons for his belief.
“Involuntary Termination” means the Employee’s resignation of employment from the Company expressly based on the occurrence of any of the following conditions, without the Employee’s informed written consent, provided, however, that with respect to each of the following conditions, the Employee must (a) within 90 days following its occurrence, deliver to the Company a written notice explaining the specific basis for the Employee’s belief that the Employee is entitled to terminate the Employee’s employment due to an Involuntary Termination and (b) give the Company an opportunity to cure any of the following within 30 days following delivery of such notice and explanation (i) a material reduction in his duties, position or responsibilities, or his removal from these duties, position and responsibilities, unless he is provided with a position of substantially equal or greater organizational level, duties, authority and compensation; provided, however, that a change of title, in and of itself, or a reduction of duties, position or responsibilities solely by virtue of the Company’s being acquired and made part of a larger entity will not constitute an “Involuntary Termination,” (ii) a greater than 15% reduction in his then-current annual base compensation that is not applicable to the Company’s other executive officers, or (iii) a relocation to a facility or a location more than 30 miles from his then-current location of employment.
“Change of Control” means the closing of (i) a merger or consolidation in one transaction or a series of related transactions, in which the Company’s securities held by the Company’s stockholders before the merger or consolidation represent less than 50% of the outstanding voting equity securities of the surviving corporation after the transaction or series of related transactions, (ii) a sale or other transfer of all or substantially all of the Company’s assets as a going concern, in one transaction or a series of related transactions, followed by the distribution to the Company’s stockholders of any proceeds remaining after payment of creditors or (iii) a transfer of more than 50% of the Company’s outstanding voting equity securities by the Company’s stockholders to one or more related persons or entities other than the Company in one transaction or a series of related transactions.